Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-55179 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54617 of Koger Equity, Inc. on Form S-8, Registration Statement No. 333-20975 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-23429 of Koger Equity, Inc. on Form S-8, Registration Statement No. 33-54765 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54621 of Koger Equity, Inc. on Form S-8, Registration Statement No. 333-37919 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-33388 of Koger Equity, Inc. on Form S-8 and Registration Statement No. 333-38712 of Koger Equity, Inc. on Form S-8 of our report dated June 1, 2004 on the statement of revenues and certain expenses of the Decoverly Two Building, Decoverly Three Building, Decoverly Six undeveloped land and Decoverly Seven ground lease for the year ended December 31, 2003 appearing in this Current Report on Form 8-K/A of Koger Equity, Inc., dated April 2, 2004.

DELOITTE & TOUCHE LLP

West Palm Beach, Florida
June 1, 2004